UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2023

TORRID HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40571	84-3517567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
18501 East San Jose Avenue
City of Industry, California 91748
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (626) 667-1002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CURV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 7, 2023, Torrid Holdings Inc. (the “Company”) announced that Paula Dempsey was appointed as the Executive Vice President and Chief Financial Officer of the Company, effective as of December 4, 2023 (the “Effective Date”). Ms. Dempsey previously served as the Company’s Senior Vice President and Interim Chief Financial Officer.
Ms. Dempsey joined Torrid as Senior Vice President of Finance and Investor Relations in January 2023. On May 15, 2023, Ms. Dempsey was appointed Interim Chief Financial Officer. Before joining Torrid, Ms. Dempsey had extensive experience in the retail sector, most recently at Mattress Firm, Inc., where she served as Vice President of Financial Planning and Analysis from December 2020 through January 2022, and as Senior Vice President of Corporate Finance from January 2022 to December 2022. Ms. Dempsey was also Vice President of Finance for PriceSmart, Inc. (NASDAQ: PSMT), from May 2019 to September 2019 and Vice President of Commercial Finance and Investor Relations from October 2019 to December 2020. Ms. Dempsey held various leadership roles in finance and financial planning and analysis including at Natural Grocers by Vitamin Cottage, Inc. from April 2017 through May 2019. Ms. Dempsey received an MBA with a focus on Finance, and a BA in Economics from Colorado State University.
In the role as Chief Financial Officer, Ms. Dempsey will be eligible to receive the following: (i) an initial annual base salary of $545,000, less required deductions and withholdings, (ii) an annual bonus with a target opportunity equal to 65% of her base salary, less required deductions and withholdings, and (iii) an equity award under the Company’s 2021 Long-Term Incentive Plan (the “LTIP”), as described in further detail below.
On the first trading date of the month following the Effective Date (the “Grant Date”), Ms. Dempsey will be granted an equity award under the LTIP with a value equal to $100,000, calculated based on the fair market value of the Company’s common stock as of the applicable grant date. Such award will be granted as follows: (i) 50% in the form of time-based restricted stock units of the Company and, (ii) 50% in the form of time-based stock options of the Company, with a per share exercise price of each such stock option to be equal to the per share fair market value of the Company’s common stock as of the applicable grant date.
The Company has also entered into an indemnification agreement with Ms. Dempsey which is in substantially the same form as the indemnification agreement for the other officers of the Company that was filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 30, 2021. There are no other transactions with Ms. Dempsey which would require disclosure under Item 404(a) of Regulation S-K and Ms. Dempsey is not a party to any arrangement or understanding regarding her selection as an officer. There are no family relationships between Ms. Dempsey and any director or executive officer of the Company. Ms. Dempsey is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRID HOLDINGS INC.

	By:	/s/ Bridgett C. Zeterberg
	Name:	Bridgett C. Zeterberg
Chief Human Resources Officer, Chief Legal Officer and Corporate Secretary
Date: December 7, 2023	Title: